UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

POLARITYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	06-1529524
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

123 Wright Brothers Drive Salt Lake City, Utah (Address of principal executive offices)	84116 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Preferred Stock Purchase Rights	NASDAQ Capital Markets

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

A description of the Registrant’s Series A Junior Participating Preferred Stock Purchase Rights is set forth under “Entry into a Material Definitive Agreement” in the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 7, 2019, which description is incorporated herein by reference.

Item 2. Exhibits.

3.1	Certificate of Designation of Series A Junior Participating Preferred Stock of PolarityTE, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by PolarityTE, Inc. with the United States Securities and Exchange Commission on November 7, 2019).

4.1	Rights Agreement, dated as of November 7, 2019, between PolarityTE, Inc. and Equity Stock Transfer, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by PolarityTE, Inc. with the United States Securities and Exchange Commission on November 7, 2019).

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARITYTE, INC.

/s/ Paul Mann
Paul Mann
Chief Financial Officer

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